EXHIBIT 5(i)

                            Glast, Phillips & Murray
                           A Professional Corporation

Attorneys and Counselors       2200 One Galleria Tower
       ______                 13355 Noel Road, L.B. 48                Houston
                              Dallas, Texas 75240-6657            (713) 237-3111
                                 (972) 419-8300
                            Telecopier (972) 419-8329


                                January 23, 2002

Puma Energy, Inc.
1600 Three Lincoln Centre
5430 LBJ Freeway
Dallas, Texas 75240

     RE: Form SB-2 Registration Statement relating to the registration of up to 3,000,000 shares of common stock, $.001 par value of Puma Energy, Inc.

Gentlemen:

     We are acting as counsel for Puma Energy, Inc., a Florida corporation (the "Company"), in connection with the filing under the Securities Act of 1933, as amended, of a Registration Statement for the Company on Form SB-2 filed with the Securities and Exchange Commission ("SEC") (the "Registration Statement"), covering an aggregate of up to 3,000,000 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock"), which may be issued and sold.

     In that connection, we have examined the Form SB-2 Registration Statement in the form to be filed with the SEC. We have also examined and are familiar with the originals or authenticated copies of all corporate or other documents, records and instruments that we have deemed necessary or appropriate to enable us to render the opinion expressed below.

     We have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the original thereof, that all information submitted to us was accurate and complete and that all persons executing the delivering originals or copies of documents examined by us were competent to execute and deliver such documents.

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     Based on the foregoing  and having due regard for the legal  considerations we deem relevant, we are of the opinion that the Shares, or any portion thereof, when sold as described in the Registration Statement, will have been validly issued and fully paid, and are nonassessable.

     This opinion may be filed as an exhibit to the Registration Statement.

                                      GLAST, PHILLIPS & MURRAY, P.C.



                                      /s/ GLAST, PHILLIPS & MURRAY, P.C.